EXHIBIT 23.3


PRICEWATERHOUSECOOPERS
________________________________________________________________________________

                                                    PricewaterhouseCoopers LLP
                                                    Three Embarcadero Center
                                                    San Francisco, CA 94111-4004
                                                    Telephone (415) 498 5000
                                                    Facsimile (415) 498 7100


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bridge Capital Holdings of our report dated March 8, 2005 relating to the financial statements which appears in Bridge Capital Holdings' Annual Report on Form 10-K for the year ended December 31, 2005.




/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
October 2, 2006